MASTER EXCLUSIVE

LICENSING, MARKETING,

DISTRIBUTION AND SALES

AGREEMENT

This MASTER EXCLUSIVE LICENSING, MARKETING, DISTRIBUTION AND SALES AGREEMENT (this "Agreement") is made and entered into as of ______ day of May 2020 (the “Effective Date”) between: BELLAGIO IP TRUST, a Trust, (hereinafter collectively called "IP TRUST"); and ECO INNOVATION GROUP, Inc., a Nevada Corporation, acting on behalf of itself and its Affiliates (“ECOX”); and collectively known as the “Parties” to this Agreement

W I T N E S S E T H:

WHEREAS, IP TRUST is a holder of intellectual property of renewable electrical energy equipment products, and

WHEREAS, IP TRUST needs to develop significant awareness for its products through the promotion, merchandising and sale of its products and services through various marketing channels;

WHEREAS, ECOX desires to exclusively market certain IP Trust’s products and to provide services; and

WHEREAS, IP TRUST desires to grant and assign to ECOX the exclusive marketing rights to market its certain products under the terms and conditions set forth herein.

NOW THEREFORE, for and in consideration of the mutual understandings, covenants, promises and representations herein contained, and for other good and valuable consideration the receipt and sufficiency of which is acknowledged and stipulated by each party hereto, the parties hereto agree as follows:

I.       DEFINITIONS

1.1       Authorized Contract Manufacturers. All manufacturers that manufacture component parts, equipment or final assembly under the DEVELOPMENT AND MANUFACTURING AGREEMENT must be certified and approved by IP TRUST.

1.2.       CHANGE IN CONTROL. As used herein, the term "Change in Control" shall mean a change in control of the nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended, ("Exchange Act"); provided that, without limitation, such a change of control also shall be deemed to have occurred:

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a.	If any "person" (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act) is or becomes the beneficial owner, directly or indirectly by the acquisition, or otherwise, of the interests in this Agreement of ECOX representing fifty (50%) percent or more of the combined voting power of ECOX's then outstanding securities; or

b.	A sale of all or substantially all of the assets of ECOX ’s interests under this Agreement, patents or proprietary knowledge or products, other than to a subsidiary of ECOX; or

c.	A merger or consolidation of ECOX’s interests, (other than (1) a consolidation or merger effected to change the state of incorporation of ECOX’s interest or (2) a consolidation or merger where either (i) the Company or any of its subsidiaries is the surviving entity or (ii) the shareholders of the ECOX prior to such consolidation or merger continue to own at least a majority in total of the voting securities of the surviving entity immediately following such consolidation or merger);

1.3.       END USER. As used herein, the term "End User" shall mean any person or entity that is sold Product, either for such End User's internal purposes and/or for further sale or lease to others.

1.4.       GAAP. As used herein, the term "GAAP shall mean generally accepted accounting principles, as in effect from time to time in the United States, consistently applied.

1.5.       NET RECEIPTS. As used herein, the term "Net Receipts" shall mean that portion of Net Sales that is actually received by ECOX, in cash or its equivalent.

1.6.       NET SALES. As used herein, the term "Net Sales" shall mean the total compensation monetary or otherwise, received by ECOX on the any products that contain technology that was developed using proprietary information received from IP TRUST for any Product or any service provided by ECOX to any customer, client, or End User, for which royalties are payable pursuant to this Agreement. Net Sales shall exclude charges for freight, delivery, taxes, interest or insurance.

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1.7.       INTELLECTUAL PROPERTY RIGHTS. As used herein the term "Intellectual Property Rights" means, collectively, all of the following worldwide intangible legal rights pertaining directly and primarily to the business of IP TRUST and covering any of its Products, including those existing or acquired by ownership, assignment, license or other legal operation, whether or not filed, perfected, registered or recorded, existing as of the date hereof in or to: (i) all patents, patent applications, patent disclosures and related patent rights, worldwide, including any and all continuations, divisions, reissues, reexaminations, or extensions thereof which have been filed, issued or acquired by IP TRUST as of the date hereof, and all inventions conceived of or reduced to practice as of the date hereof (the "Patent Rights"); (ii) all copyrights, whether or not registered, owned by IP TRUST as of the date hereof, including all registrations and applications therefor and all moral rights relating thereto (the "Copyright Rights"); (iii) all trademarks, trade dress, trade names, logos, domain names, and service marks, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, reservations, and renewals in connection therewith; whether or not registered (the "Trademark Rights"); (iv) all trade secrets and know-how; (v) all technology and other intellectual and proprietary rights; (vi) all rights relating to the protection of the foregoing; and (vii) all rights to sue or make any claims for any past, present or future infringement, misappropriation or unauthorized use of the any of the foregoing rights and the right to all income, royalties, damages and other payments that are now or may hereafter become due or payable with respect to any of the foregoing rights, including damages for past, present or future infringement, misappropriate or unauthorized use thereof. Intellectual Property Rights include all rights to intellectual property held by ECOX which are under an obligation to be assigned to IP TRUST.

1.8       PERFORMANCE WARRANTS. As used herein, the term "Performance Warrants" shall mean each individual warrant granted by ECOX to IP TRUST hereunder in accordance with paragraph 4.3 A.

1.9        PRODUCT OR PRODUCTS. As used herein, the term "Product" or "Products" shall mean all products and services offered for sale or lease by ECOX that are currently owned or hereafter purchased, developed or otherwise offered for sale or lease by ECOX, using IP TRUST intellectual property. Currently IP TRUST offers products in the following:

a.	Power Booster
b.	Other products which may be developed and added to this Agreement in the future shall be attached to EXHIBIT A
c.	It is anticipated that other, off the shelf products, may be marketed and sold at the same time and by the same sales agents as products that have been designed by IP TRUST. Any off-the-self products that are not designed by IP TRUST and are not manufactured by ECOX (as defined in a separate “DEVELOPMENT AND MANUFACTURING AGREEMENT” are not covered by this Agreement and are not subject to any conditions herein.

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1.10 ROYALTY. As used herein, the term “Royalty” or “Royalties” shall mean money paid by ECOX to IP TRUST for the right to sell products that were developed using patents and/or proprietary knowledge and expertise of IP TRUST.

1.11 TERRITORY. As used herein, the term "Territory" shall mean the world.

II

RETENTION OF MARKETING AGENT

2.1 APPOINTMENT. Subject to the terms, conditions, exclusions and limitations set forth herein, IP TRUST hereby appoints ECOX as the exclusive marketing agent to advertise, market, promote and sell the Product throughout the Territory, through all available channels, specifically including without limitation, direct sales, distributor agreements, sub-distributor agreements, developer agreements, affiliate organizations, franchises, direct mail, cold calling, television media, print media, electronic media advertising, internet, cable and wireless media channels.

2.2 COMMITMENT. IP TRUST hereby contracts with ECOX to provide, and ECOX hereby agrees to render, marketing services to IP TRUST, its officers, directors, managers, employees and such other persons and entities as ECOX may deem necessary or desirable with regard to the sale of IP TRUST's Products. IP TRUST recognizes ECOX's particular skill, experience, and expertise in providing marketing services including the development of long-term goals and strategic planning for the exploitation of IP TRUST's Products.

2.3 STATUS. ECOX is and shall remain an independent contractor in its performance of this Agreement. Neither ECOX nor anyone directly or indirectly engaged or employed by ECOX shall thereby become the agent, representative, employee or servant of IP TRUST in the performance of the marketing services hereunder, and neither IP TRUST, ECOX, nor their employees shall make any representations to the contrary.

2 .4 EXCLUSIVITY. During the term of the Agreement, ECOX shall have the exclusive right to advertise, market, promote and sell the Product in the Territory through all channels. Said exclusivity will remain in full force and effect throughout the entire term of this Agreement.

2.5 SUB-LICENSES. ECOX shall have the exclusive right at its sole discretion, to set up a network of sales agents, dealers, distributors, marketing organizations and other sub-licensees under this Master Marketing & Distribution Agreement to market, sell, lease, rent and/or distribute so as to increase the Net Sales and royalties due under this Agreement to IP TRUST.

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III

OBLIGATIONS OF ECOX

3.1 MARKETING PLAN. ECOX shall develop and carryout a marketing campaign as it deems necessary or advisable in its sole discretion. In this regard, ECOX shall be solely responsible for developing sales and marketing materials, developing demographic customer profiles, and coordinating sales and marketing efforts through all available channels. In addition to the foregoing, ECOX shall provide such advice, assistance, and any other marketing services as IP TRUST and ECOX may agree from time to time during the term of this Agreement.

3.2 EXPENSES. ECOX shall bear all costs of the operation of its business, including without limitation all office overhead, salaries, travel, entertainment and employee benefits.

 3.3 CUSTOMER SERVICE. On all sales, licenses or leases of Product generated by or through the efforts of ECOX or otherwise, ECOX shall provide and be responsible for service, including installation, consultation, billing questions, returns and warranty inquiries. In order to provide efficient customer service, ECOX shall provide toll free telephone numbers, internet web page addresses and an electronic mail account to ECOX, which ECOX may in turn provide to all potential customers, distributors, sales and marketing personnel, clients and End Users. All warranty and inquiries and claims will be handled in accordance with the provisions of ECOX's current policies and procedures for such claims, as may be amended by ECOX from time to time.

IV

COMPENSATION

4.1 ROYALTIES. Throughout the term of this Agreement ECOX will pay to IP TRUST, without deduction for any taxes or similar assessment, a royalty based upon the Net Sales of ECOX of any products developed by IP TRUST, modifications products developed by IP TRUST, derivative products developed using technology or proprietary information from IP TRUST, as follows:

All Royalty payments shall be made on the 10th day of each month, in arrears, based upon the actual receipt of funds, on an invoice-by-invoice basis, by ECOX from its clients and customers or any other End User. All Royalty payments hereunder shall be calculated as follows:

For Products Sold. Royalty shall be calculated as eleven percent (11%) of the Net Manufacturers Price.

4.2 COMPENSATION FOR ECOX. Upon the execution of this Agreement, ECOX shall issue to IP TRUST twenty-five million (25,000,000) shares of common stock in ECOX. Said stock shall be registered, unrestricted, fully earned and non-contingent.

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V

TERM OF AGREEMENT

5.1 TERM. The Term of this Agreement shall on the effective date hereof and shall continue, unless otherwise terminated pursuant hereto, or extended by mutual agreement of the Parties, until December 31, 2040 (the "Termination Date"); provided however, notwithstanding any other provision of this Agreement, this Agreement shall not be terminated as to IP TRUST's obligations under Section V of this Agreement.

VI

REPORTING REQUIREMENTS AND

RIGHT TO AUDIT

6.1 WRITTEN STATEMENT. Along with each Royalty payment provided for herein, ECOX shall deliver a written statement of account to IP TRUST, at its respective notice address set forth herein or such other address as may from time to time be specified by IP TRUST, listing the Net Sales and Net Receipts during such period. Said statement shall be in such format and contain such information sufficient to allow IP TRUST to reconcile and track its performance and the amount of compensation it is entitled to hereunder. Said statement of account shall be accompanied by payment in full of the amount of Royalties then due and owing as well as any Equity Incentive Compensation that has vested as of such date.

6.2 RECORDS. ECOX shall keep complete and accurate records and books of accounts containing all information required for the computation and verification of the amounts reported or to be paid hereunder. ECOX further agrees, upon the request of IP TRUST, and on reasonable notice to permit IP TRUST or any firm of independent accountants selected by IP TRUST, to have access during ordinary working hours to such records as may be necessary to audit with respect to any payment or report period ending prior to such request, the correctness of any report or payment made under this Agreement, or to obtain information as to the payments due for any such period in the case of failure to report or make payment pursuant to the terms of this Agreement.

6.3 COOPERATION WITH ACCOUNTANT. ECOX further agrees to cooperate with any accountant selected by IP TRUST and to provide all information reasonably requested by such accountant. IP TRUST shall deliver a true, correct, and complete copy of the accountant's written report to ECOX within ten (10) business days of the receipt thereof. If the accountant determines that ECOX has paid less than ninety-five percent (95%) of the sums due during the period under review, ECOX shall be responsible for the fees of the accountant; otherwise such fees shall be paid by IP TRUST. In the event it is determined that ECOX has paid less than all amounts due hereunder, it shall pay the deficiency within five (5) days after such determination. Additionally, if IP TRUST would be entitled to any additional Warrants as a result of such audit, ECOX shall immediately issue and deliver to IP TRUST a Warrant for such additional shares within said five (5) day period.

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VII

REPRESENTATIONS AND WARRANTIES

7.1 ECOX REPRESENTATIONS. ECOX represents and warrants to IP TRUST, its subsidiaries and its shareholders as follows:

a.	Due Qualification.. ECOX is a Corporation duly organized in the State of Nevada, validly existing and in good standing under the laws its jurisdiction and has the power and authority to own, lease and operate its assets, properties and business and to carry on its business as now being and as heretofore conducted. . Any change in structure of ECOX shall have no bearing on this Agreement.

b.	Authority to Execute and Perform Agreements. has the full legal right and power and capacity required to enter into, execute and deliver this Agreement and the other agreements, instruments and documents contemplated hereby and to perform fully its obligations hereunder. The Board of Directors of ECOX has duly and validly approved the execution, delivery, and performance of this Agreement by ECOX. No vote of the holders of the capital stock of ECOX is required for ECOX to enter into and perform its obligations under this Agreement and any other agreements contemplated hereby. This Agreement has been duly executed, delivered by, and is the valid and binding obligation of ECOX, enforceable in accordance with its terms, subject to the qualifications that enforcement of the rights and remedies created is subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies creditors. The execution and delivery of this Agreement by ECOX, the consummation of the transactions contemplated hereby by ECOX and the performance by ECOX of this Agreement in accordance with its terms and conditions will not, (i) violate any provision of the Corporation, by-laws or other documents of ECOX as currently in effect; (ii) require the approval or consent of any governmental or regulatory body or any other person; or (iii) conflict with or result in any breach or violation of any of the terms and conditions of, or constitute (or with notice or lapse of time or both constitute) a default under any federal, state, local or foreign statute, regulation, order, judgment, writ, rule, regulation or decree applicable to ECOX or by which ECOX's assets may be bound or affected, or any instrument, option, lien, right, security interest, contract or other agreement to which ECOX is a party or by which any property of ECOX may be bound or subject.
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c.	Ability to Conduct Business. IP TRUST owns and/or controls all of the assets, intellectual property and proprietary rights necessary to conduct its current business and to continue to license, develop, market, distribute, use, and sell its Products and to otherwise conduct its business in the manner in which the business is conducted by IP TRUST as of this date and as it is presently proposed to be conducted by ECOX in the foreseeable future.

d.	Integrity of Intellectual Property. All Intellectual Property Rights to Products shall be assigned to IP TRUST. None of the Intellectual Property Rights to Products shall be registered in the name of anyone other than IP TRUST and no one other than IP TRUST has any interest therein or right thereto, and no right to royalty or other payments.

VIII

TERMINATION

8.1 TERMINATION BY IP TRUST. This Agreement may be terminated by IP TRUST at any time, upon notice to ECOX for "Cause," defined as follows:

a.	Breach. A material violation by ECOX of its duties as a marketing agent to IP TRUST, which is not remedied in a reasonable period of time (not to exceed sixty (60) days) after receipt of written notice from IP TRUST;

b.	Failure to Meet Minimum Net Sales Targets. If ECOX shall fail to achieve a minimum of seventy-five (75%) of the Net Sales Targets set forth in Section IV hereinabove on a cumulative basis.

8.2 TERMINATION BY ECOX. ECOX may terminate this Agreement for a material violation by IP TRUST of its obligations under this Agreement, which is not remedied in a reasonable period of time (not to exceed sixty (60) days after receipt of written notice from ECOX.

8.3 NOTICE OF TERMINATION. Any termination by either Party shall be communicated by written Notice of Termination to the other Party. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision(s) in the Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination.

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8.4 DATE OF TERMINATION. For purposes of this Agreement, "Date of Termination" shall mean:

Sixty (60) days following receipt by a Party of a written Notice of Termination, provided that if within thirty (30) days after any written Notice of Termination is given, the noticed Party notifies the other Party that a dispute exists concerning the termination the Date of Termination, the Date of Termination shall be the date on which the dispute is finally determined by a binding and final arbitration award or by a final judgment, order or decree of a court of competent jurisdiction (the time for appeal therefrom having expired and no appeal having been perfected)..

8.5 ENTITLEMENT TO COMPENSATION. Upon Termination of this Agreement, ECOX shall be entitled to all compensation earned through the Termination Date, if any, and all Royalties earned pursuant to Section 4.1 of this Agreement and expense reimbursements, if any, from ECOX due shall be paid immediately.

8.6 TERMINATION WITHOUT CAUSE. If IP TRUST shall terminate ECOX's services without Cause, then IP TRUST shall pay ECOX the following amounts:

a.	A lump sum payment equal to the total Net Sales earned by ECOX in the one year (1 year) period immediately preceding any such termination multiplied by the number of years, or portions thereof, under this contract, including all extensions;

b.	IP TRUST shall also pay all indemnity payments and all legal fees and expenses incurred by ECOX as a result of such termination (including all such fees and expenses, if any, incurred in contesting or disputing any such termination or in seeking to obtain or enforce any right or benefit provided by this Agreement); and

c.	ECOX shall not be required to mitigate the amount of any payment provided for in this section by seeking other work or employment or otherwise.

8.7 TERMINATION FOR DEFAULT. If either Party shall make a general assignment for the benefit of creditors or shall become or be adjudicated a bankrupt, or shall voluntarily file a petition in bankruptcy, or file an answer admitting the material allegations of a petition filed against it for an adjudication in bankruptcy, or shall, by reason of its insolvency, apply for or suffer the appointment of a receiver of its property and assets and such receiver so appointed shall not be discharged within one hundred twenty (120) days after his appointment then in any such event, the other Party shall have the right immediately to terminate this Agreement by written notice to such Party.

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8.8 FORCE MAJEURE. Neither Party shall be deemed in default of its obligations hereunder for failure to perform due to reasons of force majeure, including, but not limited to acts of God, acts of public enemy, acts of the government of any country or state or political subdivision or any department or regulatory agency thereof or entity created thereby, quotas, embargoes, acts of any person engaged in subversive activity or sabotage, fires, floods, explosions or other catastrophes, epidemics, or quarantine restrictions, strikes or other labor stoppages, slow-downs or disputes, unavailability of equipment or materials or any other cause beyond the control of such Party. The Party failing to perform shall provide the other Party with prompt notices to the possibility of such a cause of delay and shall use due diligence and all reasonable efforts to avoid and cure any such cause preventing performance so as to resume performance hereunder as soon as reasonably possible. Any suspension of performance by reason of this paragraph 8.8 shall be limited to the Calendar Quarter during which such cause exists. Force majeure shall not cause termination due to failure to achieve minimum performance or attainment of Net Sales Targets, if any.

IX

DUTIES OF IP TRUST

9.1 Throughout the term of this Agreement, IP TRUST shall maintain the integrity of all Intellectual Property relating to Products developed by it or ECOX, owned by assignment or otherwise, including meeting any patent or trademark application filing deadlines and maintenance fees. In addition, IP TRUST shall also be responsible for the following:

a.	Enhancement of IP. TRUST shall be responsible for maintaining and further developing all hardware and software necessary to create and enhance the Product. IP TRUST shall be responsible for maintaining Product integrity and upgrading the Product as needed to compete fairly with market trends and further developments.

b.	Cooperation and Noninterference. IP TRUST agrees that it will not interfere with and will use all reasonable efforts to aid ECOX in marketing, distributing and selling the Product, including all modifications and improvements made thereto, and any other or similar product which it may develop, create, or invent, which falls within the terms of this Agreement.

X

PUBLICITY

10.1 ECOX and IP TRUST hereby agree that only ECOX shall be responsible to, and shall be required to make any public announcements, including press releases. IP TRUST agrees to not make any public announcements without prior approval of ECOX.

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XI

LICENSE OF TRADEMARK

11.1 IP TRUST hereby grants to ECOX a non-exclusive, non-transferable right and license to utilize all trademarks and trade names related to the Product for the purpose of marketing and distribution and sale of the Product. IP TRUST also agrees that ECOX may rename any products for the purpose of increasing sales at the sole and absolute discretion of ECOX. The license rights granted hereunder may be transferred by ECOX only with the prior written consent of IP TRUST; such right may not be unreasonably withheld. ECOX agrees to use any such trade names and trademarks in all of its advertising consistent with and upholding the quality and image of IP TRUST. Such license shall terminate upon termination of this Agreement.

XII

INTELLECTUAL PROPERTY

12.1     TITLE TO INTELLECTUAL PROPERTY. ECOX agrees that all copyrightable material, notes, records, drawings, designs, electronic data and recordings, videos, photographic imagery, inventions, improvements, developments, discoveries, trademarks and trade secrets (collectively, the "Inventions") conceived, made or discovered by ECOX, solely or in collaboration with IP TRUST in connection with Products developed under this Agreement, are intended to be for the sole benefit of IP TRUST and its affiliates and are "specifically ordered or commissioned work" and "work-made-for-hire" as those terms are defined by the United States Copyright Act. For purposes of clarification, “Inventions shall include any intellectual property that is owned by IP TRUST but is transferred to ECOX by any current or former IP TRUST associates.

12.2     ASSIGNMENT. ECOX shall execute and deliver and irrevocably assign and transfer to IP TRUST all of ECOX's right, title and interest (including all copyrights, trademarks, patents, trade secrets, moral rights and other proprietary rights, with respect to the United States and any other country) in and to such Intellectual Property that applies to the products or services covered by this Agreement. At IP TRUST’s request and expense, ECOX shall execute and deliver such instruments and take such other action as may be requested by IP TRUST to perfect or protect IP TRUST’s rights in the Inventions and to carry out the assignments contemplated in this Section.

12.3     PROTECTION OF INTELLECTUAL PROPERTY. ECOX agrees to assist IP TRUST, or its designee, at IP TRUST’s expense, in every proper way to secure IP TRUST’s rights in the Intellectual Property in any and all countries, including the disclosure to IP TRUST of all pertinent information and data with respect thereto, the execution of all applications, specifications, oaths, assignments and all other instruments which IP TRUST shall deem necessary in order to apply for and obtain such rights and in order to assign and convey to IP TRUST, its successors, assigns, and nominees the sole and exclusive rights, title and interest in and to Intellectual Property. ECOX further agrees that ECOX's obligation to execute or cause to be executed, when it is in ECOX's power to do so, any such instrument or papers shall continue after the termination of this Agreement.

12.4     LICENSE ECOX agrees that if in the course of performing this Agreement, ECOX incorporates into any Intellectual Property developed hereunder any invention, improvement, development, concept, discovery or other proprietary information owned by ECOX or in which ECOX has an interest, ECOX hereby grants, assigns and conveys to IP TRUST a non-transferable, perpetual, irrevocable, nonexclusive, world-wide, right and license, without obligation to account, to use such information for its and its affiliates' business purposes. Any royalties in connection with the use of such intellectual property shall be reasonably negotiated between IP TRUST and ECOX in good faith.

12.5     POWER OF ATTORNEY. ECOX agrees that if IP TRUST is unable because of ECOX's unavailability, dissolution, or for any other reason, to secure ECOX's signature to apply for or to pursue any application for any United States or foreign patents or copyright registrations covering the Intellectual Property assigned to IP TRUST above, then ECOX hereby irrevocably designates and appoints IP TRUST and its duly authorized officers and agents as ECOX's agent and attorney in fact, to act for and on ECOX's behalf to execute and file any such applications and to do all other lawfully permitted acts to further the prosecution and issuance of patents, copyright registrations thereon with the same legal force and effect as if executed by ECOX.

XIII

GENERAL PROVISIONS

13.1 NOTICES. Any notice or other communication required or permitted hereunder shall be deemed given if in writing and delivered personally, telegraphed, telexed, sent by facsimile transmission or sent by certified, registered or express mail, postage prepaid. Any such notice shall be deemed given when so delivered personally or sent by overnight air courier or facsimile transmission or, if mailed, two days after the date of deposit in the United States mails, as follows:

If to ECOX: Attention: Julia A. Otey 16525 Sherman Way, #C-1 Van Nuys, CA 91406 Telephone: 818-310-1806 Email: julia.otey@ECOIG.com
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WITH A COPY TO:

Robert Hymers

Pinnacle Tax Services

520 S Grand Ave #320

Los Angeles, CA 90071

310-926-3980

Email: roberthymers@yahoo.com

If to IP TRUST:

Licia Boaventura, TTEE Bellagio IP Trust 406 N. Fairview St. Burbank Angeles, CA 91505 Email: liciabdelanoe@yahoo.com 310-490-5532

Any Party may be given notice in accordance with this Section by any other Party at another address or person for receipt of notices, if such Party so designates such other person or address in writing in accordance with this Section XIII, paragraph 13.1.

13.2 ENTIRE AGREEMENT. This Agreement (including any schedules or exhibits attached hereto) constitutes the entire understanding and agreement of the Parties hereto, and supersedes any and all prior understandings or other agreements, either oral or in writing, if any, among such Parties with respect to the subject matter hereof and contains all of the covenants and agreements between the Parties with respect thereto. Each Party to this Agreement acknowledges that no representations, inducements, or agreements, oral or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not embodied herein, and no other agreement, statement or promise not contained in this Agreement shall be valid or binding. The Parties hereto have had an opportunity to consult with their respective attorneys concerning the meaning and the import of this Agreement and each has read this Agreement, as signified by their signatures below, and is executing the same for the purposes and consideration herein expressed.

13.3 WAIVERS. No delay on the part of any Party in exercising any right, power, or privilege hereunder shall operate as a waiver thereof. Nor shall any waiver on the part of any Party of any such right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege. The rights and remedies of any Party based upon, arising out of or otherwise in respect of any inaccuracy in or breach of any representation, warranty, covenant or agreement contained in this Agreement shall in no way be limited by the fact that the act, omission, occurrence or other state of facts upon which any claim of any such inaccuracy or breach is based may also be the subject matter of any other representation, warranty, covenant or agreement contained in this Agreement (or in any other agreement between the Parties) as to which there is no inaccuracy or breach.

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13.4 VARIATIONS IN PRONOUNS. Wherever the context shall so require, all words herein in the male gender shall be deemed to include the female or neuter gender and vice versa, all singular words shall include the plural, and all plural words shall include the singular. All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.

13.5 EXHIBITS. Any Exhibits attached hereto are a part this Agreement as fully as if set forth herein. All references herein to Sections, subsections, clauses and Exhibits shall be deemed references to such parts of this Agreement, unless the context shall otherwise require. A reference to an article, section or exhibit will mean an article or section in, or an exhibit to, this Agreement, unless otherwise explicitly set forth. The titles and headings in this Agreement are for reference purposes only and will not in any manner limit the construction of this Agreement. For the purposes of such construction, this Agreement will be considered as a whole. The terms "including" and "include" as used in this Agreement will be deemed to include the phrase "without limitation."

13.6 ATTORNEY'S FEES AND COSTS. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs, and necessary disbursements in addition to any other relief to which it may be entitled.

13.7 REPRESENTATION BY COUNSEL. Each party acknowledges that it has had the opportunity to be represented by separate independent counsel in the negotiation of this Agreement, that any such respective attorneys were of its own choosing, that each authorized representative has read this Agreement and that he/she understands its meaning and legal consequences to each party. The Parties warrant and represent that they have consulted with their attorneys of choice concerning the execution, the meaning and the import of this Agreement, and each has read this Agreement and fully understands the terms hereof as signified by their signatures below and are executing the same of their own free will for the purposes and consideration herein expressed. The Parties warrant and represent that they have had sufficient time to consider whether to enter into this Agreement and that they are relying solely on their own judgment and the advice of their own counsel in deciding to execute this Agreement. If any or all Parties have chosen not to seek alternative counsel, said party or parties hereby acknowledge that he or they refrained from seeking alternative counsel entirely of his or their own volition and with full knowledge of the consequences of such a decision.

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13.8 TAX CONSULTATION. Each Party acknowledges that it has had the opportunity to and has consulted with their own separate independent accounting and tax advisors in connection with the accounting and tax treatment for the transactions contemplated hereby and the tax ramifications thereof. Each Party shall bear all risk in connection with the accounting and tax treatment of the transactions contemplated by this Agreement and no Party is relying on the other Party in connection with the same.

13.9 PRESUMPTION AGAINST SCRIVENER. Each Party waives the presumption that this Agreement is presumed to be in favor of the Party which did not draft it, in case of a dispute as to interpretation.

13.10 CAPACITY. Each party represents and warrants that he has the authority to enter into this Agreement either on his own behalf or in an official capacity on behalf of a corporate party or Trust.

13.11 ABSENCE OF THIRD PARTY BENEFICIARY RIGHTS. No provisions of this Agreement are intended, nor will be interpreted, to provide or create any third party beneficiary rights or any other rights of any kind in any client, customer, affiliate, partner or employee of any party hereto or any other person or entity, unless specifically provided otherwise herein, and, except as so provided, all provisions hereof will be personal solely between the Parties to this Agreement.

13.12 HEADINGS. The headings used in this Agreement are for administrative purposes only and do not constitute substantive matter to be considered in construing the terms and shall not affect the interpretation of this Agreement.

13.13 FURTHER ASSURANCES. At any time and from time to time after the date hereof, at the request of either Party, and without further consideration, ECOX and IP TRUST will execute and deliver such other and further instruments and documents, and take such other action as the other Party may reasonably deem necessary, convenient or desirable in order to more effectively assist either Party in exercising all rights with respect thereto, and carrying out the business, duties, and obligations created by this Agreement.

13.14 PARTIAL INVALIDITY. Each part of this Agreement is intended to be several. If any term, covenant, condition or provision hereof is illegal or invalid or unenforceable for any reason whatsoever, such illegality, invalidity or unenforceability shall not affect the legality, validity or enforceability of the remaining parts of this Agreement and all such remaining parts hereto shall not be impaired or invalidated in any way, but shall be legal, valid and enforceable and have full force and effect as if the illegal, invalid, unenforceable part has not been included.

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13.15 LAW GOVERNING AGREEMENT. This Agreement is made and entered into and is to be at least partially performed in Los Angeles, CA. It shall be interpreted, construed and enforced and its construction and performance shall be governed by the laws of the State of California applicable to agreements made and to be performed entirely within such State without regard to principles of conflicts of laws, except to the extent that Federal law may apply.

13.16 AMENDMENTS. This Agreement may not be modified, amended, superseded, cancelled, renewed or extended, except in writing, signed by the party or parties to be bound thereby or signed by their respective attorneys.

13.17 BINDING EFFECT AND ASSIGNMENT. This Agreement and the terms, covenants, conditions, provisions, obligations, undertakings, rights and benefits hereof, shall be binding upon, and shall inure to the benefit of, the undersigned parties and their respective heirs, executors, administrators, representatives, officers, directors, shareholders, successors, agents, servants, employees, attorneys, and assigns. This Agreement and any rights hereunder are not assignable except by operation of law or by ECOX to any of its affiliates. Any other purported assignment shall be null and void. Notwithstanding the forgoing, all Warrants issued hereunder shall be freely assignable in accordance with the terms of each such Warrant

13.18 COUNTERPARTS. This Agreement may be executed in several counterparts by one or more of the undersigned and all such counterparts so executed shall together be deemed and constitute one final Agreement, as if one document had been signed by all parties hereto; and each such counterpart shall be deemed an original, binding the parties subscribed hereto and multiple signature pages affixed to a single copy of this Agreement shall be deemed to be a fully executed original Agreement. Several counterparts consisting of multiple copies hereof each signed by less than all parties, but together signed by all parties shall constitute and be deemed a fully executed original Agreement.

13.19 CORPORATE AUTHORITY. IP TRUST and ECOX represent and warrant to each other that each has previously taken the necessary trust and corporate action authorizing the execution of this Agreement by their officer recited below.

13.20 INDEPENDENT CONTRACTORS. This Agreement shall not constitute IP TRUST and ECOX as partners or joint ventures, nor shall IP TRUST or ECOX be the agent or legal representative of the other. Each of IP TRUST and ECOX is an independent contractor and neither shall make any representation to any other party to the contrary.

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Followed by Signature Pages

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IN WITNESS THEREOF, the undersigned have executed this Agreement effective as of the date first above written.

ECO INNOVATION GROUP, INC. (ECOX)			BELLAGIO IP TRUST (IP TRUST)

By:		By:
	Julia A. Otey, Sec./Treas.		Licia Boaventura, TTEE

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EXHIBIT A

Additional Products developed and designed by IP TRUST may be added to this Agreement by attaching and dating an Addendum hereto:

1)	Power Booster equipment

2)	ECOX Power BoosterTM

3)